SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2004

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events

On May 3, 2004, priceline.com Incorporated announced its financial results for the first quarter ended March 31, 2004.  A copy of priceline.com’s consolidated balance sheets at March 31, 2004 and consolidated statements of operations for the three months ended March 31, 2004 are attached as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, priceline.com announced that on May 3, 2004 its wholly owned subsidiary, Lowestfare.com, had acquired approximately 71% of the equity interests of Travelweb LLC from Hilton, Hyatt, Marriott, Pegasus Solutions and Starwood Hotels (together, the “Sellers”), bringing Lowestfare.com’s total ownership in Travelweb to approximately 86%.  Travelweb is a full-service automated hotel distribution network that was formed by the Sellers and Intercontinental Hotels Group.  Lowestfare.com paid approximately $20.8 million in cash to the Sellers; in addition, priceline.com will potentially pay an earn-out of approximately 954,547 shares of priceline.com common stock to the Sellers in approximately one year in the event that certain performance goals are met.  In the event that the shares of priceline.com common stock are issued, they will be subject to a one-year lock-up on transfer, subject to certain limited exceptions.  InterContinental Hotels Group continues to hold approximately 14% of the equity interests of Travelweb.  Lowestfare.com and InterContinental Hotels Group have agreed upon the terms upon which InterContinental Hotels Group’s remaining interest in Travelweb will be acquired by Lowestfare.com in the future.  Priceline.com also said today that Travelweb has settled outstanding litigation with Orbitz and that Travelweb intends to continue supplying Orbitz with merchant hotel room inventory through December 31, 2005 under the terms of a revised distribution agreement.  Any financial statements required by Item 7 of Form 8-K will be filed within 60 days.

Finally, on May 3, 2004, priceline.com Incorporated announced that it intends to file a shelf registration statement with the Securities and Exchange Commission covering up to $100 million of priceline.com common stock or debt securities issuable by priceline.com and up to 10 million shares of priceline.com common stock held by Hutchison Whampoa Limited and Cheung Kong (Holdings) Limited.

Item 7.    Financial Statements and Exhibits

(c) Exhibits

99.1	Priceline.com consolidated balance sheets at March 31, 2004 and consolidated statements of operations for the three months ended March 31, 2004.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 3, 2004 relating to, among other things, its 1st quarter ended March 31, 2004 earnings.

99.3	Press release issued by priceline.com Incorporated on May 3, 2004 relating to its announcement of the filing of a shelf registration statement.

Item 12. Results of Operations and Financial Condition

On May 3, 2004, priceline.com Incorporated announced its financial results for the fiscal quarter ended March 31, 2004.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.2 to this Current Report on Form 8-K.

As set forth in more detail in the attached press release, for the 1st quarter 2004, priceline.com’s revenues were $224.1 million and gross profit was $43.4 million.  Priceline.com reported net income for the 1st quarter 2004 of $5.1 million, or $0.13 per share.  Net Income applicable to common stockholders was $0.11 per share.

Priceline.com guided investors to the following targets:

• net income per share in the 2nd quarter 2004 of approximately $0.25 to $0.30, excluding the effects of non-cash acquisition-related amortization expense primarily associated with the acquisition of Travelweb LLC, and stock based compensation and option payroll taxes;

• net income per share in the 3rd quarter 2004, excluding the effects of non-cash acquisition-related amortization expense primarily associated with the acquisition of Travelweb LLC, and stock based compensation and option payroll taxes, and the payment of a non-cash dividend on priceline.com’s outstanding Series B Preferred Stock, to be roughly comparable with the 2nd quarter 2004; and

• net income per share in the 4th quarter 2004 of approximately $0.13 to $0.17, excluding the effects of non-cash acquisition-related amortization expense primarily associated with the acquisition of Travelweb LLC, and stock based compensation and option payroll taxes.

Priceline.com noted that it had not finalized its purchase accounting allocations for the Travelweb acquisition, but that it was targeting acquisition related amortization expenses of approximately $1.5 million per quarter.  With respect to 2nd quarter 2004 operating expenses, priceline.com announced that it expected advertising expenses of approximately $14.0 to $15.0 million, sales and marketing expenses of approximately $8.0 to $8.5 million, personnel costs of approximately $8.5 to $8.8 million, general and administrative expenses of approximately $4.0 million, information technology expenses of approximately $3.3 to $3.5 million, operating depreciation and amortization expenses of approximately $2.4 to $2.5 million, interest income of approximately $400,000 and stock based compensation and option payroll taxes of approximately $200,000 to $500,000.

Net income per share excluding the effects of non-cash acquisition-related amortization expense primarily associated with the acquisition of Travelweb LLC, and stock based compensation and option payroll taxes and, in the 3rd quarter 2004, the effects of the payment of a non-cash dividend on priceline.com’s Series B Preferred Stock, is a “non-GAAP financial measure,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that a forecast of net income per share that excludes non-cash acquisition-related amortization expense is useful for investors to evaluate priceline.com’s future on-going performance because it enables a more meaningful comparison of priceline’s projected cash earnings and performance with its historical results from prior periods.  Priceline.com has provided a forecast of net income per share that also excludes the effects of stock based compensation, option payroll taxes and the effect of the issuance of preferred stock dividends.  Stock based compensation and preferred stock dividends are excluded because they do not impact cash earnings and are reflected in earnings per share through increased share counts.  Option payroll tax often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock.  The presentation of this financial information should not to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.

Priceline.com’s targeted GAAP net income per share in the 2nd , 3rd and 4th quarters of 2004, after giving effect to approximately $1.5 million of non-cash acquisition-related amortization expense associated with the acquisition of Travelweb LLC and $200,000 to $5000,000 of stock based compensation and option payroll taxes would be approximately $0.20 to $0.26 in the 2nd and 3rd quarter 2004 and $0.08 to $0.13 in the 4th quarter 2004.  Targeted GAAP net income for the third quarter of 2004 does not give effect to the issuance of stock dividends on priceline.com’s Series B Preferred Stock, which are not estimable at this time.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2004.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three months ended March 31, 2004 to be filed with the Securities and Exchange Commission in the second quarter of 2004.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 12 (including Exhibit 99.2 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  May 5, 2004

EXHIBIT INDEX

Exhibit No	Description

99.1	Priceline.com consolidated balance sheets at March 31, 2004 and consolidated statements of operations for the three months ended March 31, 2004.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 3, 2004 relating to, among other things, its 1st quarter ended March 31, 2004 earnings.

99.3	Press release issued by priceline.com Incorporated on May 3, 2004 relating to its announcement of the filing of a shelf registration statement.